Exhibit 99.B(a)(44)

ING EQUITY TRUST

Amended Certificate of Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: September 30, 2009

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Certificate of Establishment and Designation of Series and Classes to establish Class W shares for ING Growth Opportunities Fund, as follows:

A.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund), dated July 10, 2002, as amended January 26, 2009, is hereby further amended as follows:

1.                                       The Classes of the Fund shall be designated as follows:

ING Growth Opportunities Fund
ING Growth Opportunities Fund Class A;
ING Growth Opportunities Fund Class B;
ING Growth Opportunities Fund Class C;
ING Growth Opportunities Fund Class I;
ING Growth Opportunities Fund Class Q; and
ING Growth Opportunities Fund Class W

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IN WITNESS WHEREOF, the undersigned have signed this Amended Certificate of Establishment and Designation of Series and Classes this 10th day of September, 2009.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee